Exhibit 11.1

STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
AG-CHEM EQUIPMENT CO., INC. AND SUBSIDIARIES
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
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The per share computation are based on the weighted average number of common shares outstanding during the periods.

                                          Three Months Ended December 31,
                                            --------------------------
                                                1997          1996
                                            -----------    -----------
Shares outstanding at beginning of period     9,670,268      9,695,768

Purchase of common stock                         (3,500)          --
                                            -----------    -----------

Shares outstanding at end of period           9,666,768      9,695,768
                                            ===========    ===========

Weighted average shares outstanding           9,669,883      9,695,768
                                            ===========    ===========

Net earnings (loss)                         $    (1,095)   $       994
                                            ===========    ===========

Basic earnings (loss) per common share      $     (0.11)   $      0.10
                                            ===========    ===========